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                                                                  EXHIBIT (d)(7)





NEITHER THIS OPTION NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS OPTION OR SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                                                   Option Agreement to subscribe
Issue Date: [_______]                                       for [_______] Shares



                                  STOCK OPTION

                  THIS CERTIFIES that, for value received, [_________] ("Holder") is entitled to subscribe for and purchase from WSI Inc., a Delaware corporation ("WSI"), at a price of $[_] per share (the "Exercise Price") the number of shares of the Series A Common Stock first shown above (as adjusted pursuant to the provisions hereof, the "Option Shares") of Edison Schools Inc., a Delaware corporation (the "Company"). Neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended, in reliance upon an exemption therefrom for non-public offerings, nor have the Option or the Option Shares been registered or qualified under any state securities or "Blue Sky" law in reliance upon similar exemptions.

                  The Option has not been issued under a "Qualified Plan" under the United States Internal Revenue Code of 1986, as amended.

                  The Option is subject to the following provisions, terms and conditions:

1.       VESTING; TERM; EXERCISE.

         (a) The rights of Holder to exercise the Option shall vest upon the release of the Option Shares from liens held by JPMorgan Chase Bank. WSI will provide notice to Holder within thirty (30) days of such release.

         (b) The rights of Holder to exercise the Option shall expire on the tenth anniversary of the vesting of the Option as provided in paragraph 1(a) above. The date specified in the preceding sentence shall be the "Expiration Date" hereunder.

         (c) Subject to the preceding paragraphs 1(a) and (b), Holder may exercise the Option, in whole or in part from time to time (but not as to a fractional share of the Series A Common Stock) by on or before such day (i) giving written notice to WSI in the form attached hereto and (ii) transferring to the account designated by WSI immediately available funds in an amount

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equal to the aggregate Exercise Price of the Option Shares in respect of which the Option is then being exercised along with any amounts required to be withheld by WSI and remitted to any taxing authority by reason of the exercise of the Option in respect of such Option Shares.

         (d) Upon the exercise of any portion of the Option, WSI shall use best efforts to cause the books and records of the Company to be appropriately amended to reflect Holder's acquisition of the Option Shares then purchased, and WSI shall deliver to Holder (or to designee(s) a certificate or certificates representing the Option Shares then purchased, either (i) registered to Holder (or its designee(s)), (ii) duly endorsed for transfer to Holder (or its designee(s)) or (iii) accompanied by duly executed stock powers.

                  2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. WSI covenants and agrees that (a) all Option Shares will, upon issuance, be validly issued, fully paid, nonassessable, (b) at all times during the period during which the Option may be exercised, WSI shall maintain for the purpose of transfer to Holder upon the exercise of this Option, a sufficient number of shares of Series A Common Stock, free and clear of all liens, pledges, claims, restrictions, security interests or encumbrances, to provide for the exercise of this Option in full, (c) such shares of Series A Common Stock shall be so transferred without violation of any applicable law or regulation, or any requirement of any securities exchange upon which the Series A Common Stock may be listed, provided, however, that the Company shall not be required to register the sale of any shares of Series A Common Stock with the SEC except as specifically provided herein.

3.       ADJUSTMENT TO THE NUMBER OF OPTION SHARES.

         (a) Upon any capital transaction, business combination, or reorganization (a "REORGANIZATION") of the Company or the Company's business, the number of Option Shares which may be purchased hereunder and the Exercise Price per share shall be adjusted so that Holder shall thereafter be entitled to receive, upon the exercise of the Option, the number of shares or other equity interest or entitlement that Holder would have been entitled to receive upon the occurrence of such event had Holder exercised the Option immediately prior to the occurrence of such event, with the number of Option Shares and the Exercise Price per share as so revised to be subject to (i) adjustment appropriately to reflect stock splits, stock dividends, combinations and sales of all or substantially all the assets of the Company and (ii) dilution in the same manner as the Series A Common Stock outstanding immediately following such event.

         (b) Upon any adjustment required by this Section 3, WSI shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address shown on the books of WSI, which notice shall state the increase or decrease, if any, in the number of Option Shares issuable upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (c) If at any time after the vesting of the option: (i) the Company shall declare any dividend of cash, stock or property upon or make any other distribution in respect of the Series A Common Stock, (ii) the Company shall offer for subscription pro rata to the holders of Series A Common Stock any additional shares of stock of any class or other securities or rights, (iii) there

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shall be any Reorganization, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company (collectively, "Dissolution"), then WSI shall give, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company (A) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Dissolution, and (B) in the case of any such Reorganization or Dissolution, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such Reorganization or Dissolution, as the case may be.

         (d) If any event occurs as to which, in the good faith opinion of WSI, the other provisions of this paragraph 3 are not strictly applicable, then WSI shall make an adjustment in the application of such provisions, in accordance with the essential intent and principles of this paragraph 3, so as to protect such purchase rights, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

4. REGISTRATION. Piggy-back rights registration rights which accrue to Holder (or Holder's permitted assignee(s)) with respect to any equity interests in the Company (or its successor) shall apply to any equity obtained by Holder (or its permitted assignee(s)) upon the exercise in whole or in part of this Option.

 5. MUTILATED OR MISSING OPTION. If this Option is mutilated when surrendered to WSI, or WSI receives evidence to its reasonable satisfaction of the destruction, loss or theft of this Option, WSI shall issue, without charge, a replacement Option. If requested by WSI, Holder shall supply an indemnity on customary terms to protect WSI from any loss that it may suffer upon the replacement of this Option.

6. NO VOTING RIGHTS. This Option shall not entitle Holder, as long as the Option is not exercised, to any voting rights or other rights as a stockholder of the Company.


7. PARTIES IN INTEREST; ASSIGNABILITY. WSI may not assign its obligations under this Option except, upon written notice to Holder, to any entity to which all or substantially all of WSI's business or assets are transferred, PROVIDED, HOWEVER, that the rights and obligations of WSI under this Option shall be binding upon and inure to the benefit of the successors and assigns of WSI and their affiliates, including any transferee of all or substantially all of the business or assets of WSI. Except with the prior written consent of WSI, this Option is not transferable by Holder (including by pledge, assignment, sale or any other means of disposition). Notwithstanding any other provision of this Option, upon Holder's death after the Option has vested but before the Expiration Date, Holder's heirs or estate may exercise the Option in whole or in part within ninety (90) days following Holder's death.

8. GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.



                  [Remainder of page intentionally left blank.]

IN
                  WITNESS WHEREOF, each of the Company and Holder has duly executed and delivered this Option as of the date first set forth above.


                       WSI INC.



                       By:______________________________________________________
                                          H. Christopher Whittle
                                               President



                       _________________________________________________________
                                               [HOLDER]

                           FORM OF NOTICE OF EXERCISE

                           ____________________, 200_


To:               WSI INC.

                  The undersigned, pursuant to the provisions set forth in the Option between the Company and the undersigned dated ________________, hereby subscribes for and agrees to purchase _____ shares of the Series A Common Stock covered by such Option, and makes payment herewith in full therefor at the price per share provided by such Option.



Dated:  _______________, ______



Name of Holder: _________________________________________



By: ______________________________________________________
      Name:
      Title:



Address:

                               FORM OF ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned,_________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the Option between WSI Inc. and the undersigned dated __________________, with respect to the number of shares of the Series A Common Stock covered thereby set forth herein below unto:



Name of Assignee                      Address                   Number of Shares
----------------                      -------                   ----------------



Dated:  _______________, ______



Name of Holder: _________________________________________



By:   ___________________________________________________
      Name:
      Title:



Address:
        _________________________________________________
        _________________________________________________